SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K

                         Amendment No. 1

         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (date of event reported): March 20, 2000.

                   Q COMM INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

                 Commission File Number: 0-29123

            Utah                           88-4058493
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

1145 SOUTH 1680 WEST                    84058-4930
OREM, UTAH
(Address of principal executive         (Zip Code)
offices)

Registrant's Telephone Number: (801) 226-4222

                  Azore Acquisition Corporation
      8 East Broadway, Suite 620, Salt Lake City, UT 84111
  (Former name or former address, if changed since last report)

            Item 7. Financial Statements and Exhibits

Financial Statements

     Included with this amendment to the Report on Form 8-K for Q Comm International, Inc., originally filed with the Securities and Exchange Commission on March 20, 2000, are the audited financial statement of Q Comm International, Inc., for the years ended December 31, 1999 and 1998, and pro forma financial information giving effect to the acquisition.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

                CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY




                            CONTENTS

                                                          PAGE

        -  Independent Auditors' Report                      5


        -  Consolidated Balance Sheet, December 31, 1999     6


        -   Consolidated Statements of Operations, for the
            years ended December 31, 1999 and 1998           7


        -  Consolidated Statement of Stockholders' Equity, from
             January 1, 1998 through December 31, 1999   8 - 9


        -  Consolidated Statements of Cash Flows, for the
             years ended December 31, 1999 and 1998    10 - 11


        -  Notes to Consolidated Financial Statements  12 - 18

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
QCOMM INTERNATIONAL, INC. AND SUBSIDIARY
Orem, Utah

We have audited the accompanying consolidated balance sheet of QComm International, Inc. and Subsidiary at December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of QComm International, Inc. and Subsidiary as of and for the year ended December 31, 1998 were audited by other auditors whose report, dated September 30, 1999 expressed an unqualified opinion on these financial statements. The financial statements as of December 31, 1998 reflect an accumulated deficit of $1,504,664. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of QComm International, Inc. and Subsidiary as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

PRITCHETT, SILER & HARDY, P.C.

March 24, 2000
Salt Lake City, Utah

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

                   CONSOLIDATED BALANCE SHEET


                             ASSETS

                                                      December 31,
                                                          1999
                                                     ____________
CURRENT ASSETS:
  Cash in bank                                          $  42,488
  Accounts receivable                                      92,673
                                                      ___________
        Total Current Assets                              135,161

PROPERTY & EQUIPMENT, net                                  58,648

OTHER ASSETS
  Related party receivable                                  5,000
  Deferred stock offering costs                            64,375
  Deposits                                                  5,738
                                                      ___________
        Total Other Assets                                 75,113
                                                      ___________
                                                        $ 268,922
                                                    ___________

             LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                      $ 651,788
  Accrued expenses                                        276,279
  Notes payable - line of credit                          143,920
  Advances payable                                         50,000

        Total current liabilities                      __________
                                                        1,121,987
                                                       __________
LONG-TERM LIABILITIES:

  Convertible debenture                                   650,000
                                                       __________
        Total long-term liabilities                       650,000
                                                       __________

                                                        1,771,987
                                                       __________

STOCKHOLDERS' (DEFICIT):
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   6,629,675 shares issued and
   outstanding                                              6,630
  Capital in excess of par value                        1,190,144
  Deficit accumulated during the
    development stage                                   (2,699,839)
                                                      ___________
        Total Stockholders' (Deficit)                   (1,503,065)
                                                      ___________
                                                        $ 268,922
                                                      ___________

The accompanying notes are an integral part of this consolidated financial statement.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF OPERATIONS


                                                For the
                                               year ended
                                              December 31,
                                         _____________________
                                            1999       1998
                                         _________   _________
REVENUE:
  Sales, net                            $1,094,427  $3,165,462
                                         _________   _________
        Total Revenue                    1,094,427   3,165,462

  Cost of goods sold                       964,467   2,057,970
                                         _________   _________
  Gross profit                             129,960   1,107,492

EXPENSES:
  General and administrative             1,662,318   2,793,926
                                         _________   _________
        Total Expenses                   1,662,318   2,793,926
                                         _________   _________
LOSS FROM OPERATIONS                    (1,532,358) (1,686,434)

OTHER INCOME:
  Other Income                             343,053     231,584
  Other Expense                           (169,982)          -
                                         _________   _________

        Total Other Income                 173,071     231,584
                                         _________   _________

EXTRAORDINARY ITEMS - GAIN ON
  EXTINGUISHMENT OF DEBT                   164,112     125,087
                                         _________   _________

LOSS BEFORE INCOME TAXES                (1,195,175) (1,329,763)


CURRENT TAX EXPENSE                              -           -

DEFERRED TAX EXPENSE                             -           -
                                         _________   _________

NET LOSS                               $(1,195,175) $(1,329,763)
                                         _________    _________

LOSS PER COMMON SHARE:

    Before extraordinary item          $      (.20) $      (.55)
    Extraordinary item                           -          .05

           Net Loss                    $      (.20) $      (.50)
                                         _________   _________

The accompanying notes are an integral part of these consolidated financial statements.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

         FROM JANUARY 1, 1998 THROUGH DECEMBER 31, 1999

                                                                                                         Deficit
                                                                                                       Accumulated
                                Preferred Stock          Common Stock        Capital in    Stocks       During the
                              _____________________________________________  Excess of  Subscription   Development
                                Shares    Amount      Shares        Amount   Par Value   Receivable       Stage
                              ___________________________________________________________________________________
BALANCE, January 1, 1998              -  $       -   10,987,724    $ 73,667  $   11,604           -   $  (202,310)

Reverse  stock  split                 -          -  (10,438,337)          -           -        -                -

Recapitalization of company           -          -    4,944,672     (68,173)    175,264        -           27,409

Stock subscription issued in
  forgiveness of debt                 -          -            -           -           -  104,823                -

Issuance of common stock
   for services rendered              -          -       34,000          34      23,266        -                -

Issuance of common stock
  for cash                            -          -      196,000         196     151,542        -                -

Issuance of warrants for
  services rendered                   -          -            -           -       3,192        -                -

Net loss                              -          -            -           -           -        -       (1,329,763)
                              ___________________________________________________________________________________
BALANCE, December 31, 1998            -  $       -    5,724,059    $  5,724  $  364,868  104,823      $(1,504,664)

Issuance of 12,000 shares
  common stock for services,
    at $.75 per share
    January 1999                      -          -       12,000          12       8,988        -                -

Issuance of 45,631 shares
  common stock for cash,
  $.75 per share, February,
  1999                                -          -       45,631          46       34,177       -                -

Issuance of 13,333 shares
  common stock for services
  at $.75 per share March 1999        -          -       13,333          13        9,987       -                -

Issuance of 1,900 shares of
  common stock for services
  at $.75 per share May 1999          -          -        1,900           2        1,406       -                -

Issuance of 299,980 shares of
  common stock for cash
  at $.75 per share May 1999          -          -       95,334          95       71,402       -                -

Issuance of 209,646 shares of
  common stock for subscription
  at $.50 per share May 1999          -          -      209,646         210      104,613 (104,823)              -


  The accompanying notes are an integral part of this financial statement.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

         FROM JANUARY 1, 1999 THROUGH DECEMBER 31, 1999
                           [Continued]

                                                                                                    Deficit
                                                                                                  Accumulated
                               Preferred Stock        Common Stock       Capital in    Stocks     During the
                              _________________________________________  Excess of  Subscription
                                                                                                  Development
                              Shares     Amount        Shares    Amount   Par Value  Receivable      Stage
                              _______________________________________________________________________________
Issuance of 260,113 shares of
  common stock for cash of
  (or $.75 per  share)
  October 1999                        -          -      260,113      260    171,760         -          -

Issuance of 56,711 shares of
  common stock for cash of
  $37,500 November 1999               -          -       56,711       57     37,443         -          -

Issuance of 85,948 shares of
  common stock for services
  at $.75 per share, December
  1999                                -          -       85,948       86     64,375         -          -

Issuance of 125,000 shares
  common stock for interest,
  at $.75 per share, December
  1999                                -          -      125,000      125     93,625         -          -

Beneficial conversion feature of
  convertible debenture               -          -            -        -    227,500         -          -

Net loss for the year ended
  December 31, 1999                   -          -            -        -          -         -  (1,195,175)
                                __________________________________________________________________________
BALANCE, December 31, 1999            -   $      -    6,629,675  $ 6,630 $1,190,144         - $(2,699,839)
                                __________________________________________________________________________


  The accompanying notes are an integral part of this financial statement.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                      For the
                                                    years ended
                                                    December 31,
                                                ____________________
                                                  1999         1998
                                                ____________________
Cash Flows From Operating Activities:
  Net loss                                    $ (1,195,175) $ (1,329,763)
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
    Gain on extinguishment of debt                       -       125,087
    Beneficial conversion feature                  227,500             -
    Depreciation expense                             5,279           567
    Provision for losses on receivable                   -       794,128
    Removal of liability                                 -      (257,005)
    Stock issued for services                       89,771        23,300
    Change in assets and liabilities:
      Increase (decrease) accounts receivable     (620,585)      (47,728)
      Increase (decrease) related party receivable  (3,379)            -
      Increase (decrease) notes receivable          15,906       (78,215)
      (Increase) decrease in other assets          (65,113)        8,317
      (Increase) decrease in accounts payable     (103,513)      190,851
      Increase in accrued expenses                  71,211        88,096
      Increase in related party obligations         (5,539)      154,953
                                                 _______________________
        Net Cash (Used) by Operating Activities   (874,207)     (327,412)
                                                 _______________________
Cash Flows From Investing Activities:
  Purchase property & equipment                    (61,660)       (2,834)
                                                  ______________________
        Net Cash (Used) by Investing Activities    (61,660)       (2,834)
                                                  ______________________
Cash Flows From Financing Activities:
  Issuance of common stock                         409,068       286,238
  Issuance of long-term obligation                 650,000        42,886
  Net decrease in lines of credit                  (38,886)       (2,397)
  Warrants issued                                        -         3,192
  Payments on long-term obligation                 (42,866)            -
                                                  ______________________
       Net Cash Provided by Financing Activities   977,336       329,899
                                                  ______________________
Net Increase (Decrease) in Cash                     41,469          (347)

Cash at Beginning of Period                          1,019         1,366
                                                  ______________________
Cash at End of Period                             $ 42,488   $     1,019
                                                  ______________________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
     Interest                                     $      -   $    22,562
     Income taxes                                 $      -   $         -

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           [Continued]

Supplemental   Schedule   of  Noncash   Investing   and   Financing
Activities:
  For the year ended December 31, 1999:
     During January 1999, the Company issued 12,000 shares of pr eviously authorized by unissued common stock for services rendered valued at $9,000(or $.75 per share).

     During March 1999, the Company issued 13,333 shares of previously authorized by unissued common stock for services rendered valued at $10,000(or $.75 per share).

     During May 1999, the Company issued 1,900 shares of previously authorized by unissued common stock for services rendered $1,408(or $.75 per share).

     During December 1999, the Company issued 85,948 shares of p reviously authorized by unissued common stock for services rendered $64,461(or $.75 per share).

     During December 1999, the Company recorded an addition to a dditional paid in capital in the amount of $227,500 due to a beneficial conversion feature of the Convertible debentures.


  For the year ended December 31, 1998:
     The  Company  issued  34,000 shares  of  common  stock  to  an
     employee  and  a legal consultant for services received.   The
     fair value of the services was approximately $23,300.

     Extraordinary gains, net of fees, were realized on the forgiveness of accounts payable to vendors in the amount of approximately $125,087.

     The Company issued to a former officer a stock subscription to purchase 209,646 shares of common stock at $0.50 per share for forgiveness of debt of $104,823.

     The  Company  issued a warrant to purchase  49,445  shares  of
     common  stock  at $1.00 per share for services received.   The
     fair value of the services was $3,192

     The Company removed a dispute charges payable in the amount of $257,005.


The accompanying notes are an integral part of these consolidated financial statements.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - QComm (The Company) was organized on February 7, 1986 as Four Rivers Development, Inc. This name was changed on August 3, 1998 to QComm International Inc. in conjunction with the purchase of three operating companies. The Company is headquartered in Orem, Utah but provides telecommunication services to end users throughout the United States. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed in accordance with Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities".

  Revenue Recognition - Revenue is recognized as services are performed. Financing through notes receivable is serviced through independent collection agencies. Revenue is recognized when the notes are signed and the related service provided. Ongoing revenue and expenses from telecommunication services are passed through to customers, with the related portion due to the Company recognized upon notification from the service provider.

  Depreciation and Amortization - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets of five years.

  Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards
  (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earning per share when the effect is dilutive. [See Note 12]

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

  Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Advertising Costs - Advertising and marketing costs are expensed as incurred.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - RECAPITALIZATION

  On August 3, 1998 the Company changed its name from Four Rivers Development, Inc. to QComm International, Inc. The Company also effected a 1 to 20 reverse stock split of its common stock, thereby reducing its shares outstanding from 10,987,724 to 549,387 shares. Also on August 3, 1998, the Company acquired the following three companies: Teleconnect, Inc. (TCI), a Utah corporation, was acquire through the issuance of 3,385,481 shares of the Company's common stock to the shareholders of TCI in exchange for all of the outstanding common stock of TCI. TCI was originally formed on January 28, 1993. Teleshare 900, Inc.
  (T900), a Utah corporation, was acquired through the issuance of 994,037 shares of the Company's common stock to the shareholders of T900 in exchange for all of the outstanding common stock of T900. T900 was originally formed on January 28, 1993. QComm International, Inc. (QCI), a Nevada corporation, was acquired through the issuance of 566,154 shares of the company's common stock to the shareholders of QCI for all outstanding stock of QCI. QCI was originally formed on December 5, 1997.

  The three acquired companies were merged to form QCMERCO, Inc., which was subsequently renamed QComm, Inc., a wholly owned subsidiary of QComm International, Inc. The combination of QComm International, Inc. was recorded as a recapitalization.

  After the acquisitions there were 5,494,059 shares of common stock outstanding with approximately 10 percent of those shares being held by the former (pre-acquisition) stockholders of the Company.

NOTE 3 - PROPERTY & EQUIPMENT

   The following is a summary of property and equipment, less accumulated depreciation as of December 31, 1999:

                                                   1999
                                            ______________
     Equipment                               $    64,494
     Less: Accumulated Deprecation                (5,846)
                                            ______________
                                             $    58,648
                                            ______________
   Depreciation expense for the year ended December 31, 1999 was $5,279.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LINES OF CREDIT

  The Company has a $150,000 line of credit with a bank, secured by equipment and a personal guarantee from an officer of the
  Company. The amount borrowed on the line was $143,920 at December 31, 1999. The interest rate is prime plus 2 percent, plus an additional 5 percent default rate due to noncompliance with the line of credit covenants (14.75 percent at December 31, 1999) with interest payments due monthly, and the principal due on demand.

  The line of credit agreements contain various restrictive covenants. At various times during the year and as of December 31, 1999, the Company was not in compliance with certain covenants and as a result, the bank has imposed a default interest rate on the lines of credit. Subsequent to December 31, 1999 the Company settled the line of credit and paid all amounts owed.

NOTE 5 - SETTLEMENT AGREEMENT

  During 1999, the Company settled, with a prior landlord, certain disputed charges relating to a building lease during the year ended December 31, 1998. As a result of the settlement, the Company agreed to pay the landlord in the amount of $30,827. Payments commenced in October, 1999 with a payment of $5,685 and additional monthly payments of $3,083, expiring in November 2000. The agreement requires no interest payments as long as the Company remains current on the principal payments.

NOTE 6 - CAPITAL STOCK AND WARRANTS

  Common Stock - During January 1999, the Company issued 12,000 shares of previously authorized by unissued common stock for services rendered valued at $9,000(or $.75 per share).

  During February 1999, the Company issued 45,631 shares of previously authorized but unissued common stock for cash of $34,223(or $.75 per share).

  During March 1999, the Company issued 13,333 shares of previously authorized but unissued common stock for services rendered valued at $10,000(or $.75 per share).

  During May 1999, the Company issued 1,900 shares of previously authorized but unissued common stock for services rendered $1,408(or $.75 per share).

  During  October  1999,  the  Company  issued  299,980  shares  of previously  authorized  but unissued common  stock  for  cash  of
  $116,412 and a subscription receivable in the amount of $104,823(or $.75 per share).

  During December 1999, the Company issued 85,948 shares of previously authorized but unissued common stock for services rendered $64,461(or $.75 per share). During December 1999, the Company issued 125,000 shares of previously authorized but unissued common stock for cash of $115,000(or $.75 per share).

  During December 1999, the Company recorded an addition to additional paid in capital in the amount of $227,500 due to a beneficial conversion feature of the Convertible debentures.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK AND WARRANTS [Continued]

  The Company's board of directors has the authority to grant stock warrants to employees, officers and certain non-employees. These warrants are considered nonqualified for income tax purposes. As of December 31, 1998, the Company has granted a warrant to purchase 49,445 shares of the Company's common stock at $1.00 per share. The warrant vests immediately upon grant and has a weighted-average remaining contractual life of 4.5 years. During the year ended December 31, 1999 the Company granted stock options to officers and directors of the Company. A total of 820,000 options were granted at exercise priced ranging from $1.50 to $2.25 per share. The options vest over a 5 year term and expire on April 30, 2004.

NOTE 7 - STOCK OPTIONS

  The Company applies APB Opinion No. 25 in accounting for stock options granted under the employment agreements. Compensation of $0 and $0 was recorded in 1999 and 1998, respectively. The Corporation has adopted the disclosure-only provisions of
  Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

  The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model, with the following weighted-average assumptions used for grants during the period ended December 31, 1999: risk-free interest rate of 5.5%, expected dividend yield of zero, an expected life of 5 years and expected volatility of 100%.

  A summary of the status of the options granted under agreements at December 31, 1999, and changes during the periods then ended is presented in the table below:

                                                      1999
                                             ______________________
                                                      Weighted Average
                                              Shares   Exercise Price
                                              ____________________
  Outstanding at
    beginning of period                         49,445  $   1.00
  Granted                                      820,000      1.59
  Exercised                                          -         -
  Forfeited                                          -         -
  Canceled                                           -         -
                                              ________  ____________
  Outstanding at end of Period                 869,445  $   1.56
                                              ________  ____________
  Exercisable at end  of period                213,445  $   1.45
                                              ________  ____________
  Weighted average fair value of
    options granted                            869,445  $      -
                                             _________  _____________

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS [CONTINUED]

  A summary of the status of the options outstanding under agreements at December 31, 1999 is presented below:

                         Options Outstanding                       Options Exercisable
                             ______________________________________________________________
                             Weighted-Average Weighted Average             Weighted-Average
Range of            Number        Remaining       Exercise       Number        Exercise
Exercise Prices  Outstanding  Contractual Life     Price       Exercisable       Price
__________________________________________________________________________________________
   $1.00            49,445        3.5 years      $   1.00        49,445       $    1.00
   $1.50           720,000        4.3 years      $   1.50       144,000       $    1.50
   $2.25           100,000        4.3 years      $   2.25        20,000       $    2.25


     The Company accounts for options agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Had compensation cost for these options been determined, based on the fair value at the grant dates for awards under these agreements, consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been the proforma amounts as indicated below:

                                       For the Year Ended
                                           December 31,
                                    _________________________
                                          1999      1998
                                    _________________________
        Net  Loss     As reported   $(1,195,175) $(1,329,763)
                      Proforma      $(1,195,175) $(1,329,763)

        Loss per Share As reported  $      (.20) $      (.50)
                       Proforma     $      (.20) $      (.50)

NOTE 8 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at
  December 31, 1999, an operating loss carryforward of approximately $2,699,000, which may be applied against future taxable income and which expires in various year through 2019.

  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward the Company has established a valuation allowance equal to the amount of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $917,000 as of December 31, 1999, with an offsetting valuation allowance at December 31, 1999 of the same amount. The change in the valuation allowance for the year ended December 31, 1999 is approximately $406,000.

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - CONVERTIBLE DEBENTURE

  The following is a summary of convertible debentures as of December 31, 1999:


                                                             1999
                                                        ______________
     2% unsecured note payable to a shareholder
        due May 15, 2004 convertible at 65% of Market   $      650,000
                                                        ______________
     Less: Current Portion                                           -
                                                        ______________
                         Long-term Portion              $      650,000
                                                        ______________

  The Company has recorded $227,500 for the beneficial conversion feature, which amount was charged to interest expense.

NOTE 10 - EMPLOYMENT AGREEMENT

  During 1999 the Company entered into a three one year employment agreements with officers of the Company. The employment agreements call for a total combined salary of $250,000 and expires on December 31, 2000. The agreements can be revised for successive one year terms.

NOTE 11 - OPERATING LEASE

  The Company leases equipment and furniture from a company owned by the Company's CEO, under an operating lease which expires on March 31, 2001. Monthly payments are approximately $2,700 under the operating lease agreement. The Company is liable to carry property insurance and assumes the responsibility of maintaining the leased equipment and furniture.

  The Company's minimum furniture rental under these operating leases is as follows:

         Year ending December 31,

         2000                            $    53,991
         2001                                  8,016
          Thereafter                               -
                                         ____________
                                         $    62,007
                                         ____________

            QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:

                                                 For the
                                                Year ended
                                                December 31,
                                                   1999
                                               ______________
     Loss from continuing operations
       available to common shareholders
       (numerator)                             $(1,195,175)
                                               ______________
     Weighted average number of common
       shares outstanding during the period
       used in loss per share (denominator)      6,047,500
                                               ______________


  At December 31, 1999, the Company had outstanding common stock purchase warrants to purchase 49,445 shares of common stock and common stock purchase options for 820,000 shares, which were not used in the loss per share computation because their effect would be anti-dilutive.

NOTE 13 - SUBSEQUENT EVENTS

  Subsequent to December 31, 1999 the Company converted $500,000 of the convertible debentures to common stock.

  Subsequent to December 31, 1999 the Company acquired all of the outstanding stock of Azore Acquisitions, Inc. in a stock for stock exchange. The transaction has been accounted for as a purchase. Azore was afterwards merged in to the Company. Azore had no operations at the time of the acquisition.

  Subsequent to December 31, 1999 the Company has issued 594,594 shares of common stock for cash at $.925 per share for total cash of $550,000.

NOTE 14 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raised substantial doubt about the ability of the Company to continue as a going concern. In this regard, management has mitigated the doubt by raising additional funds through the sale of 594,594 shares of common stock at $.925 per share, and the conversion of $500,000 of convertible debt into stock. There is no assurance that the Company will be successful in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                    QCOMM INTERNATIONAL, INC. AND SUBSIDIARY

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                DECEMBER 31, 1998


                                    CONTENTS


                                                                Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                20

CONSOLIDATED FINANCIAL STATEMENTS
        BALANCE SHEET                                             21
        STATEMENT OF OPERATIONS                                   22
        STATEMENT OF STOCKHOLDERS' DEFICIT                        23
        STATEMENT OF CASH FLOWS                                   24
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                25

                       [Letterhead of Grant Thornton LLP]

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Directors and Stockholders of
QComm International, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Qcomm International, Inc. and Subsidiary (the Company) as of December 31, 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Qcomm International, Inc. and Subsidiary as of December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                   /s/ Grant Thornton LLP

Salt Lake City, Utah
September 30, 1999

                    QComm International, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1998


                                     ASSETS

CURRENT ASSETS
   Cash                                                       $    1,019
   Trade accounts receivable, less allowance for
     doubtful accounts of $39,048 (Note E)                        40,377
   Current maturities of notes receivable (Note C)                69,251
   Related party receivable (Note D)                               8,379
                                                               ---------

          Total current assets                                   119,026

NOTES RECEIVABLE, less current maturities (Note C)                89,810

PROPERTY AND EQUIPMENT, AT COST (Note E)                           2,267

OTHER ASSETS                                                       1,009
                                                               ---------
                                                               $ 212,112
                                                               =========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Current maturities of long-term obligation (Note F)        $  11,882
    Accounts payable                                             755,300
    Lines of credit (Note E)                                     182,588
    Accrued liabilities                                          114,920
    Related party obligation (Note D)                            145,687
                                                               ---------

          Total current liabilities                            1,210,377

LONG-TERM OBLIGATION, less current maturities (Note F)            30,984

COMMITMENTS AND CONTINGENCIES (Note J)                                --

STOCKHOLDERS' DEFICIT (Notes B and I)
   Common stock, $0.001 par value; 50,000,000 shares
      authorized,  5,724,059 shares issued and  outstanding   $    5,724
   Stock subscription receivable (Note H)                        104,823
   Additional paid-in capital                                    364,868
   Accumulated deficit                                        (1,504,664)
                                                              ----------
           Total stockholders' deficit                        (1,029,249)
                                                              ----------

                                                              $  212,112
                                                              ==========

      The  accompanying notes are an integral  part  of  this statement.

                    QComm International, Inc. and Subsidiary

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1998

Revenues
    Telecommunications                                     $ 2,839,848
    Renewal fees                                               136,127
    Other sales                                                189,487
                                                            ----------

          Net revenues                                       3,165,462

Cost of sales                                                2,057,970
                                                            ----------

          Gross profit                                       1,107,492

Operating expenses                                           2,793,926
                                                            ----------

          Loss from operations                              (1,686,434)

Other income including interest, net                           231,584
                                                            ----------

          Loss before extraordinary item and income taxes   (1,454,850)

Extraordinary item - gain on extinguishment of debt (Note H)   125,087
                                                             ---------

          Loss before income taxes                          (1,329,763)

Income taxes (Note L)                                               --
                                                             ---------

          NET LOSS                                         $(1,329,763)
                                                           ===========

Loss per common share

   Basic and diluted
       Before extraordinary item                           $     (0.55)
       Extraordinary item                                         0.05
                                                           -----------
           Net loss                                        $     (0.50)
                                                           ===========

      The  accompanying notes are an integral  part  of  this statement.

                    QComm International, Inc. and Subsidiary

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                          Year ended December 31, 1998

                             Number                  Stock       Additional
                               of      Common     Subscription    paid-in   Accumulated
                             Shares     stock      Receivable     capital     deficit     Total
Balance at
  January 1,1998           10,987,724  $  73,667  $         --  $  11,604  $ (202,310)  $  (117,039)

Reverse stock split
  1 for 20                (10,438,337)        --            --         --          --            --

Recapitalization of
  company (Note B)          4,944,672    (68,173)           --    175,264      27,409       134,500

Stock subscription issued
  in forgiveness of debt
  (Note H)                         --         --       104,823         --          --       104,823

Issuance of common stock
  for services rendered        34,000         34            --     23,266          --        23,300

Issuance of common stock
  for cash                    196,000        196            --    151,542          --       151,738

Issuance of warrants for
  services rendered
  (Note B)                         --         --            --      3,192          --         3,192

Net loss                           --         --            --         --  (1,329,763)   (1,329,763)
                            ---------    -------     ---------    -------   ---------     ---------
Balance at
  December 31, 1998         5,724,059    $ 5,724     $ 104,823   $364,868 $(1,504,664)  $(1,029,249)
                            =========    =======     =========   ========  ==========    ==========

   The accompanying notes are  an   integral   part   of   this statement.

                    QComm International, Inc. and Subsidiary

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1998

Increase (decrease) in cash
   Cash flows from operating activities
        Net loss                                           $(1,329,763)
     Adjustments to reconcile net loss to net cash
        used in operating activities
         Gain on extinguishment of debt                        125,087
         Depreciation                                              567
         Provision for losses on receivables                   794,128
         Removal of liability (Note G)                        (257,005)
         Stock issued for services                              23,300
         Changes in assets and liabilities
          Trade accounts receivable                            (47,728)
          Notes receivable                                     (78,215)
          Other assets                                           8,317
          Accounts payable                                     190,851
          Accrued liabilities                                   88,096
          Related party obligations                            154,953
                                                            ----------

             Total adjustments                               1,002,351
                                                            ----------

             Net cash used in
              operating activities                            (327,412)
                                                            ----------

Net cash flows from investing activities -
    Purchase of property and equipment                          (2,834)
                                                            ----------
Cash flows from financing activities
    Net decrease in lines of credit                             (2,397)
    Warrants issued                                              3,192
    Proceeds from issuance of common stock                     286,238
    Proceeds from issuance of long-term obligations             42,866
                                                            ----------
             Net cash provided by
              financing activities                             329,899
                                                            ----------

             Net decrease in cash                                 (347)

Cash at beginning of year                                        1,366
                                                            ----------

Cash at end of year                                         $    1,019
                                                            ==========

                                   (Continued)

                    QComm International, Inc. and Subsidiary

                          Year ended December 31, 1998

Supplemental disclosure of cash flow information
    Cash paid during the year for
        Interest                                     $  22,562
        Income taxes                                        --

Noncash investing and financing activities

The Company   issued  34,000  shares  of  common  stock  to   an  employee
and   a   legal  consultant  for  services  received.   The  fair  value   of
the services was approximately $23,300.

Extraordinary    gains,    net    of   fees,    were    realized    on    the
forgiveness   of   ccounts   payable   to   vendors   in   the   amount    of
approximately $125,087 (Note H).

The   Company   issued   to  a  former  officer  a  stock   subscription   to
purchase   209,646   shares  of  common  stock  at  $0.50   per   share   for
forgiveness of debt of $104,823.

The   Company  issued  a  warrant  to  purchase  49,445  shares   of   common
stock  at  $1.00  per  share  for  services  received.  The  fair  value   of
the services was $3,192 (Note I).

The   Company   removed  a  disputed  charges  payable  in  the   amount   of
$257,005 (Note G).

  The   accompanying   notes   are  an   integral   part   of   this statement.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

      1. Organization and business activity

      The   Company   was   organized  on  February   7,   1986   as   Four
      Rivers Development,   Inc.  This  name  was  changed on August 3, 1998
      to Qcomm International Inc. in conjunction with the   purchase   of
      three operating companies. (Note B).

      The Company is headquartered in Orem, Utah but provides telecommunication
      services   to   end   users throughout the United States.

      2. Principles of consolidation

      The   consolidated   financial  statements   include   the   accounts
      of QComm International, Inc. (the Company) and its wholly-owned subsidiary, QComm Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

      3. Use of estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those estimates.

      4. Cash and cash equivalents

       The Company considers all highly liquid debt instruments with original maturity dates of three months or less when purchased, to be cash equivalents.

      5. Revenue recognition

      Revenue is recognized as services are performed. Financing through notes receivable is serviced through independent collection agencies. Revenue is recognized when the notes are signed and the related service provided.
      Ongoing   revenue  and  expenses  from  telecommunication services are passed through to customers, with the related portion due to the Company recognized upon notification from the service provider.

      6. Depreciation and amortization

       Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets of five years.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      7. Fair value of financial instruments

      The carrying value of the Company's accounts and notes receivable, accounts payable, accrued liabilities, long-term obligations and lines of credit approximate their fair values.

      8. Income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.
       An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

      9. Advertising costs

      Advertising and marketing costs are expensed as incurred.

      10. Net earnings (loss) per share

      Basic earnings (loss) per common share (BEPS) is based on the weighted average number of common shares outstanding during each period. Diluted earnings (loss) per common share based on shares outstanding (computed as under BEPS) and dilutive potential common shares. Potential common shares included in the dilutive earnings (loss) per share calculation include outstanding warrants to purchase common shares.

NOTE B - RECAPITALIZATION

       On August 3, 1998 the Company changed its name from Four Rivers Development, Inc. to QComm International, Inc. The Company also effected a 1 for 20 reverse stock split of its common stock, thereby reducing its shares outstanding from 10,987,724 to 549,387 shares. Also on August 3, 1998, the Company acquired the following three companies:

         * Teleconnect, Inc. (TCI), a Utah corporation, was acquired through the issuance of 3,385,481 shares of theCompany's common stock to the shareholders of TCI in exchange for all of the outstanding common stock of TCI. TCI was originally formed on January 28, 1993.

         * Teleshare 900, Inc. (T900), a Utah corporation, was acquired through the issuance of 994,037 shares of the Company's common stock to the shareholders of T900 in exchange for all of the outstanding common stock of T900. T900 was originally formed on January 28, 1993.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE B - RECAPITALIZATION - CONTINUED

       * QComm International, Inc. (QCI), a Nevada corporation, was acquired through the issuance of 566,154 shares of the company's common stock to the shareholders of QCI for all of
                the   outstanding  stock of  QCI. QCI was originally formed on
                December 5, 1997.

      The three acquired companies were merged to form QCMERCO, Inc., which was subsequently renamed QComm, Inc., a wholly owned subsidiary of QComm International, Inc. The combination of QComm, Inc. and QComm International, Inc. was recorded as a recapitalization.

      After the acquisitions there were 5,494,059 shares of common stock outstanding with approximately 10 percent of those shares being held by former stockholders of the Company.

NOTE C - NOTES RECEIVABLE

      Notes receivable are principally from financing agreements with customers for telecommunications services provided. Interest rates vary from 10 to 21 percent with 6 to 24 month terms. Delinquent notes receivable are turned over for collection to collection agencies. The agencies charge a collection fee, ranging from 10 percent to 50 percent on all amounts collected. Uncollectible accounts are written-off against the allowance account. Adjustments are charged to bad debt expense. Notes receivable at December 31, 1998, consist of the following:

       Notes  serviced  by  collection  agencies         $561,318
       Notes  serviced  internally                         54,238
                                                         --------
                                                          615,556
       Less    allowance   for uncollectible accounts    (456,495)
                                                         --------
       Net  notes receivable                              159,061

       Less current maturities                             69,251
                                                         --------

                                                         $ 89,810

                                                        =========

       A summary of the changes in the allowance for bad debts is as follows:

     Balance, beginning  of  year                        $366,000
     Provisions for losses                                679,988
     Write-offs                                          (589,493)
                                                         --------
     Balance,  end  of  year                             $456,495

                                                         ========

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE D - RELATED PARTY TRANSACTIONS

     The Company leases office furniture and equipment from a related party (Note J). For the year ended December 31, 1998, the Company has accrued approximately $77,000 in lease expenses due to the related party.

     The Company has a 10 percent note due on demand to a related party in the amount of approximately $69,500 at December 31, 1998.

     During  the  current  year,  the  Company  wrote  off  an uncollectible
     account receivable  from  a  related  party  in  the  amount   of
     approximately $55,000.

     The Company has a receivable from a related party in the amount of $8,379. The receivable is due on demand and accrues no interest.

     The Company agreed to issue 209,646 shares of restricted common stock to a related party in payment of debt obligations owed by the Company in the amount of $104,823. (Note H).

NOTE E - LINES OF CREDIT

     The Company has a $150,000 line of credit with a bank, secured by equipment and a personal guarantee from an officer of the Company. The draw on the line was $147,935 at December 31, 1998. The interest rate is prime plus 2 percent, plus an additional 5 percent default rate due to noncompliance with the line of credit covenants (14.75 percent at December 31, 1998) with interest payments due monthly, and the principal due on demand.

     The Company also has a $35,000 line of credit with a bank, secured by equipment, accounts receivable and a personal guarantee from an officer of the Company. The draw on the credit line was $34,653 at December 31, 1998. The interest rate is prime plus 2 percent (9.75 percent at December 31, 1998) with interest payments due monthly, and the principal due on demand.

     The lines of credit agreements contain various restrictive covenants. At various times during the year and as of December 31, 1998, the Company was not in compliance with certain covenants and as a result, the bank has imposed a default interest rate on one of the lines of credit.

NOTE F - LONG-TERM OBLIGATION

     During 1999, the Company settled with a prior landlord certain disputed charges relating to a building lease during the year ended December 31, 1998. As a result of the settlement, the Company recorded a note payable to the landlord in the amount of $42,866. Payments on the note are to commence in October, 1999 with a payment of $5,685 and additional monthly payments of $3,083, expiring in November 2000. The note requires no interest payments as long as the Company remains current on the principal payments.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE G - DISPUTED CHARGES PAYABLE

     During 1997, the Company was billed for telecommunications charges from a service provider. The Company recorded $257,005 as expense and recorded the amount as a payable. Subsequent to 1997, the Company further investigated and disputed the charges. Based upon the Company's further detailed review it does not believe that the amount is properly payable and has reversed the payable.

NOTE H - EXTINGUISHMENT OF DEBT

     The Company has negotiated reductions with certain vendors relating to amounts due by the Company. The reductions amount to $125,087. As part of this settlement process, the Company incurred approximately $34,000 in settlement fees. The Company has recorded a net gain from extinguishment of debt in the amount of $125,087 in the consolidated statement of operations for the period ended December 31, 1998.

     The Company has converted $104,823 of debt obligations incurred during the year ended December 31, 1998, and recorded a stock subscription receivable for 209,646 shares of common stock as of December 31, 1998.

NOTE I - WARRANTS

     The Company's board of directors has the authority to grant stock warrants to employees, officers and certain non-employees. These warrants are considered nonqualified for income tax purposes. As of December 31, 1998, the Company has granted a warrant to purchase 49,445 shares of the Company's common stock at $1.00 per share. The warrant vests immediately upon grant and has a weighted-average remaining contractual life of 4.5 years.

NOTE J - COMMITMENTS AND CONTINGENCIES

     The Company leases equipment and furniture from a company owned by the Company's CEO, under an operating lease which expires on March 31, 2001. Monthly payments are approximately $2,700 under the operating lease agreement. The Company is liable to carry property insurance and assume the responsibility of maintaining the leased equipment and furniture.

     In addition to the above lease agreement, the Company leases office facilities under an operating lease which expires August 31, 2000. Monthly payments are approximately $2,450 under the operating lease agreement. The Company is liable to carry property insurance.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE J - COMMITMENTS AND CONTINGENCIES - CONTINUED

     The Company's minimum future rental under these operating leases is as follows:

             Year ending December 31,
             ------------------------
               1999                                          $64,951
               2000                                           53,991
               2001                                            8,016
               Thereafter                                         --
                                                             -------
                                                            $126,958

                                                           =========

       Total rent expense for the year ended December 31, 1998 was approximately $245,000.

NOTE K - LOSS PER COMMON SHARE

     The following data show the shares used in computing loss per common share including dilutive potential common stock.

                                               Year ended
                                               December 31,
                                                  1998
                                               ------------

    Common shares outstanding during the
             entire period                         549,386

    Weighted-average common shares issued
             during the period                   2,117,749
                                               ------------

    Weighted-average number of common
             shares used in basic EPS            2,667,135

    Dilutive  effect of warrants                        --
                                               -----------

    Weighted-average number of common
       shares and dilutive potential common
       stock used in diluted EPS                 2,667,135

                                              ============

     Shares from the exercise of the outstanding warrant issuable were not included in the computation of diluted loss per share because their inclusion would have been antidilutive for the year ended December 31, 1998.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE L - INCOME TAXES

     The income tax expense (benefit) reconciled to the tax (benefit) computed at the statutory federal rate of 34 percent is as follows:

      Income tax benefit at statutory rate               $ (482,927)
      Income tax attributed to the pre-merger
         S-Corporations income                              (77,371)
      State income tax benefit net of federal tax effect    (51,313)
      Change in valuation allowance                         594,558
      Other, net                                            (16,744)
      Tax expense allocated to extraordinary item            33,797
                                                         ----------
      Income tax expense                                 $       --

                                                         ==========

      Deferred income tax assets and liabilities are as follows:

      Deferred tax assets
        Benefit of net operating loss carryforwards      $  404,480
        Allowance for doubtful accounts                      14,565
        Allowance for notes receivable                      184,838
                                                         ----------
                                                            603,883
        Less valuation allowance                           (603,883)
                                                         ----------
        Net deferred tax asset (liability)               $       --
                                                         ==========

     From  January 1 to August 3, 1998 taxable income of $227,563 was generated
     by the pre-merger S-Corporations.  This income   was subsequently
     passed-through to the prior S-Corporation shareholders. Taxes relating to this pre-merger income are the responsibility of the S- Corporation shareholders. There were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of
     realization  of  the  related  tax  benefits  cannot   be established.
     Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero and consequently, there is no income tax provision or benefit for the period presented. The increase in the valuation allowance was $594,558 for the year ended December 31, 1998.

     As of December 31, 1998, the Company had net operating loss carryforwards for tax reporting purposes of approximately $1,084,398 expiring in various years through 2018. Utilization of approximately $25,000 of the total net operating loss is dependent on the profitable operation of the subsidiaries in the future under the separate return limitation rules and limitations on the carryforward of net operating losses after a change in ownership.

                    QComm International, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE M SUBSEQUENT EVENTS

     During 1998, the Company initiated a private placement memorandum in which the Company offered 1,135,000 of common shares at $0.75 per share on a "Best Efforts" basis. During 1999, the Company has received approximately $108,250 on the sale of 144,326 shares. The common shares may not be transferred or resold except as permitted under the Securities Act of 1933 and applicable state laws.

     In 1999, the Company has also received $650,000 from an investor upon the issuance of a convertible debenture. The debenture is convertible into common stock of the Company through May 12, 2004 and accrues interest at the rate of 2 percent per annum. The conversion rate for the debenture shall be the lesser of $1.00 or 65 percent of the average closing bid price for the shares of the Company's common stock for the five trading days immediately preceding the conversion date. In conjunction with the issuance of the debenture, the investor also received warrants to purchase 125,000 shares of common stock at an exercise price of $0.01 per share. The warrants expire on May 12, 2004.

                    QCOMM INTERNATIONAL, INC.
                               AND
                  AZORE ACQUISITION CORPORATION

        PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]




The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of QCOMM International, Inc. (a Utah corporation) ("PARENT") as of December 31, 1999 and the balance sheet of AZORE Acquisition Corporation (a Nevada corporation) ("SUBSIDIARY") as of December 31, 1999, accounting for the transaction as an acquisition of SUBSIDIARY with the issuance of shares of common stock of PARENT for all the issued and outstanding shares of SUBSIDIARY and the subsequent merger of SUBSIDIARY into PARENT, and using the assumptions described in the following notes, giving effect to the transactions, as if the transactions had occurred as of the end of the period. The transactions were not completed as of December 31, 1999.

The following unaudited proforma condensed combined statement of operations combine the results of operations of PARENT for the year ended December 31, 1999 and the results of operations of SUBSIDIARY for the period from its date of inception on December 13, 1999 to December 31, 1999 as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                    QCOMM INTERNATIONAL, INC.
                               AND
                  AZORE ACQUISITION CORPORATION

            PROFORMA CONDENSED COMBINED BALANCE SHEET

                        DECEMBER 31, 1999

                             ASSETS

                           [Unaudited]

                               QCOMM          AZORE
                          International,   Acquisition
                               Inc.            Corp.
                            December 31,   December 31,    Proforma
                               1999             1999       Increase   Proforma
                             [PARENT]      [SUBSIDIARY]   (Decrease)  Combined
                         _____________________________________________________

ASSETS:

 Cash                       $  42,488      $    2,000     $      -   $  44,488
 Accounts receivable           92,673              -        92,673
 Property and Equipment, net   58,648              -             -      58,648
 Other Assets                  75,113              -             -      75,113

                                                        [B] 50,000
                                                        [C] (2,000)
 Goodwill                           -              -    [A]176,000     224,000
                             _________________________________________________
                            $ 268,922      $   2,000      $224,000   $ 494,922
                            __________________________________________________

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES:
 Accounts payable and
   Accrued  liabilities     $ 928,067      $     561   [B]$ 50,000   $ 978,628
 Convertible notes payable    143,920              -             -     143,920
 Advances payable              50,000              -             -      50,000
 Long-Term Liablilities       650,000              -             -     650,000
                            __________________________________________________
   Total Liabilities        1,771,987            561        50,000   1,822,548
                            __________________________________________________
STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock                    -              -             -           -

                                                       [C]    (500)
 Common stock                   6,630            500   [A]     100       6,730

                                                       [D]    (561)
 Capital in excess of                                  [C]  (1,500)
  Par Value                 1,190,144          1,500   [A] 175,900   1,365,483

 Retained deficit          (2,699,839)          (561)  [D]     561  (2,699,839)
                            __________________________________________________
   Total Stockholders'
     Equity (Deficit)      (1,503,065)         1,439       174,000  (1,327,626)
                            __________________________________________________
                           $  268,922      $   2,000     $ 224,000  $  494,922
                           ___________________________________________________

 See Notes To Unaudited Proforma Condensed Financial Statements.

                    QCOMM INTERNATIONAL, INC.
                               AND
                 AZORE ACQUISITIONS CORPORATION


       PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           [Unaudited]


                                QCOMM        AZORE.
                            International Acquisition
                                 Inc.        Corp.
                            For the year  From December 13,
                           Ended December 1999 through
                              31, 1999    December 31, 1999   Increase  Proforma
                               [PARENT]   [SUBSIDIARY]       (Decrease) Combined
                            ____________________________________________________
REVENUE                     $1,094,427    $      -          $      -  $1,094,427

COST OF GOODS SOLD             964,467           -                 -     964,467
                            ____________________________________________________
   Gross Profit                129,960           -                 -     129,960
                            ____________________________________________________
EXPENSES:
 General and administrative  1,662,318         561                 -   1,662,879
                            ____________________________________________________
(LOSS) FROM OPERATIONS      (1,532,358)       (561)                - (1,532,919)
                            ___________________________________________________
OTHER INCOME (EXPENSE)         337,183           -                 -    337,183
                            ___________________________________________________
(LOSS) FROM OPERATIONS
 BEFORE PROVISION FOR TAXES (1,195,175)       (561)                - (1,195,736)

PROVISION FOR INCOME TAXES           -           -                 -          -
                             __________________________________________________
NET (LOSS)                 $(1,195,175)   $   (561)      $        - $(1,195,736)
                             __________________________________________________

NET (LOSS) PER COMMON SHARE                                         $    (.18)
                                                                    ___________


 See Notes To Unaudited Proforma Condensed Financial Statements.

                    QCOMM INTERNATIONAL, INC.
                               AND
                  AZORE ACQUISITION CORPORATION


    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 1 - QCOMM INTERNATIONAL, INC.

     QCOMM International, Inc. ["PARENT"], a Utah corporation, was incorporated on December 5, 1997. The PARENT has been engaged in providing telecommunication services.

NOTE 2 - AZORE ACQUISITION CORPORATION

     AZORE   Acquisition  Corporation  ["SUBSIDIARY"],  a  Nevada
     corporation,  was incorporated on December  13,  1999.   The
     SUBSIDIARY was inactive at the time of acquisition and was seeking potential business opportunities.

NOTE 3 - PROFORMA ADJUSTMENTS

     During March, 2000, PARENT acquired 100% of SUBSIDIARY through the issuance of 100,000 shares of restricted common stock in exchange for all the issued and outstanding common stock of SUBSIDIARY. The transaction resulted in SUBSIDIARY becoming a wholly owned subsidiary of PARENT. After reflecting the acquisition there would have been 6,729,675 shares of common stock outstanding on a proforma basis. Immediately following the acquisition, PARENT and SUBSIDIARY entered into a Plan of Merger pursuant to which SUBSIDIARY was merged with and into PARENT. PARENT was the surviving corporation.

     Proforma adjustments on the attached financial statements include the following:

     [A]To   record  the  acquisition  of  Subsidiary  by  Parent
        through  the issuance of 100,000 shares of common  stock.
        The acquisition was valued at $176,000.

     [B]The   estimated   costs  incurred   in   completing   the
        acquisition and merger have been capitalized as acquisition costs on the books of the Parent. These estimated costs ($50,000) consist primarily of legal fees.

     [C]To eliminate the common stock and paid in capital of the Subsidiary at the date of acquisition and to reflect the dissolution of Subsidiary as a result of the merger.

     [D]To eliminate the retained deficit of Subsidiary at the date of the acquisition to reflect the purchase for accounting purposes.

                    QCOMM INTERNATIONAL, INC.
                               AND
                  AZORE ACQUISITION CORPORATION


    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]



NOTE 4 - PROFORMA (LOSS) PER SHARE

     The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Q Comm International, Inc.


DATED: April 19, 2000               By: /s/ Paul Hickey
                                        Chairman  of the Board, CEO